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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
           ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) |__|

                           ---------------------------
                            BNY MIDWEST TRUST COMPANY
               (Exact name of trustee as specified in its charter)

ILLINOIS                                                  36-3800435
(Jurisdiction of incorporation or organization            (I.R.S. Employer
if not a U.S. national bank)                              Identification Number)

2 NORTH LASALLE STREET
SUITE 1020
CHICAGO, ILLINOIS                                         60602
(Address of principal executive offices)                  (Zip code)

                                JOHN C. HITT, JR.
                               CHAPMAN AND CUTLER
                             111 WEST MONROE STREET
                             CHICAGO, ILLINOIS 60603
                                 (312) 845-3000
                               (Agent for Service)

                           ---------------------------

                              RITE AID CORPORATION
               (Exact name of obligor as specified in its charter)

DELAWARE                                                  23-1614034
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification no.)

30 HUNTER LANE                                            17011
CAMP HILL, PENNSYLVANIA                                   (Zip code)
(Address of principal executive offices)

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                              SENIOR NOTES DUE 2013
                       (Title of the indenture securities)

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Item 1.  GENERAL INFORMATION.  Furnish the following information as to the trustee:

         (a)  Name and address of each examining or supervising authority to which it is subject.

                        Name                                            Address
              Office of Banks & Trust Companies of the             500 E. Monroe Street
              State of Illinois                                    Springfield, Illinois 62701-1532

              Federal Reserve Bank of Chicago                      230 S. LaSalle Street
                                                                   Chicago, Illinois 60603

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item     2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

              None.

Item 16.  LIST OF EXHIBITS.

         1.   A copy of Articles of Incorporation of BNY Midwest Trust
              Company as now in effect. (Incorporated by reference to
              Exhibit 1 of the Form T-1 filed under Form 8-K, Commission
              File No. 0-18298, June 25, 2002.)

         2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence
              business and a grant of powers to exercise corporate trust powers. (Incorporated by reference to Exhibit 2 of the Form
              T-1 filed under Form 8-K, Commission File No. 0-18298, June
              25, 2002.)

         4.   A copy of the existing By-laws of the Trustee. (Incorporated by reference to Exhibit 4 of the Form T-1 filed under Form 8-K,
              Commission File No. 0-18298, June 25, 2002.)

         5.   Not applicable.

         6.   The consent of the Trustee required by Section 321(b) of the Act.
              (Incorporated by reference to Exhibit 6 of the Form T-1 filed under Registration Statement No. 333-07623 filed August 2, 2002.)

         7.   A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority. (Exhibit B)

         8.   Not applicable.

         9.   Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in
The City of Chicago, and State of Illinois, on the 14th day of August, 2003.

                                          BNY MIDWEST TRUST COMPANY

                                          By /s/ D. Donovan
                                            ------------------------------------
                                             Name:  D. Donovan
                                             Title: Assistant Vice President

                                    EXHIBIT 7

                         OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies
                        CONSOLIDATED REPORT OF CONDITION
                                       OF
                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606

         Including the institution's domestic and foreign subsidiaries completed as of the close of business on March 31, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                                  ASSETS                               THOUSANDS OF DOLLARS

1.   Cash and Due from Depository Institutions......................        24,268

2.   U.S. Treasury Securities.......................................         - 0 -

3.   Obligations of States and Political Subdivisions...............         - 0 -

4.   Other Bonds, Notes and Debentures..............................         - 0 -

5.   Corporate Stock................................................         - 0 -

6.   Trust Company Premises, Furniture, Fixtures and Other
     Assets Representing Trust Company Premises.....................           878

7.   Leases and Lease Financing Receivables.........................         - 0 -

8.   Accounts Receivable............................................         3,692

9.   Other Assets...................................................        86,813

     (Itemize amounts greater than 15% of Line 9)
             Goodwill and Intangibles...............................        86,911

10.  TOTAL ASSETS...................................................       115,749

                         OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies
                        CONSOLIDATED REPORT OF CONDITION
                                       OF
                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606

                                    LIABILITIES                         THOUSANDS OF DOLLARS

11.   Accounts Payable...............................................         - 0 -

12.   Taxes Payable..................................................         - 0 -

13.   Other Liabilities for Borrowed Money...........................        25,425

14.   Other Liabilities..............................................

      (Itemize amounts greater than 15% of Line 9)

      Reserve for Taxes.........................................2,934
      Taxes Due to Parent Company...............................3,991         7,199

15.   TOTAL LIABILITIES                                                      32,624

                                EQUITY CAPITAL

16.   Preferred Stock................................................         - 0 -

17.   Common Stock...................................................         2,000

18.   Surplus........................................................        62,130

19.   Reserve for Operating Expenses.................................         - 0 -

20.   Retained Earnings (Loss).......................................        18,995

21.   TOTAL EQUITY CAPITAL...........................................        83,125

22.   TOTAL LIABILITIES AND EQUITY CAPITAL...........................       115,749

I,   Keith A. Mica, Vice President
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              (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                                /s/ Keith A. Mica
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                (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 30th day of April, 2003_
My Commission expires May 15, 2003.

                                         /s/ Joseph A. Giacobino, Notary Public
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(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

        Christine Anderson                             (212) 437-5984
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              Name                                Telephone Number (Extension)